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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  NOVEMBER 6, 1996


                       REAL ESTATE ASSOCIATES LIMITED IV
               --------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


   CALIFORNIA                      2-74063                         95-3718731
---------------                  ------------                    --------------
(STATE OR OTHER                  (COMMISSION                     (IRS EMPLOYER
JURISDICTION OF                  FILE NUMBER)                    IDENTIFICATION
INCORPORATION)                                                      NUMBER)


                            9090 WILSHIRE BOULEVARD
                                   SUITE 210
                        BEVERLY HILLS, CALIFORNIA 90211
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                     ADDRESS OF PRINCIPAL EXECUTIVE OFFICES


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:   310/278-2191
                                                      ------------



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ITEM 5.         OTHER EVENTS

                The Registrant recently became aware through several of its Limited Partners that an entity identified as Peachtree Partners Ltd. was apparently conducting a tender offer for Units in the Registrant pursuant to an undated "Offer to Purchase." Registrant has no further information about this "Offer to Purchase" or Peachtree Partners Ltd. Within ten days of confirming that Limited Partners were receiving the "Offer to Purchase," the General Partners on behalf of the Registrant, by letter, dated November 6, 1996, advised the Limited Partners that the General Partners expressed no opinion regarding this offer, but urged the Limited Partners to consult with their tax advisors about the tax consequences that could result from a sale of their Units. Copies of the "Offer to Purchase" and the Registrant's letter are attached hereto as exhibits.





                                    EXHIBITS


        The following exhibits are attached to this Current Report and thereby made a part thereof:


        1. Copy of the "Offer to Purchase" documents as received from Registrant's Limited Partners.

        2. Copy of Registrant's letter to the Limited Partners, dated November 6, 1996.






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

DATED: November    , 1996
                ---
                                REAL ESTATE ASSOCIATES LIMITED IV,
                                a California limited partnership

                                By: National Partnership Investments Corp.,
                                    a California corporation,
                                    its General Partner


                                    By:
                                        ------------------------------------
                                        Its:
                                             -------------------------------


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